UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.     )

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Nicolet Bankshares, Inc.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Nicolet Bankshares, Inc.:

The 2016 Annual Meeting of Shareholders of Nicolet Bankshares, Inc. (“Nicolet” or the “Company”) will be held at the Meyer Theatre, 117 South Washington Street, Green Bay, Wisconsin on Wednesday, August 10, 2016 at 5:00 p.m. local time, for the purposes of:

(1)	Electing directors;

(2)	Ratifying the appointment of Porter Keadle Moore, LLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016;

(3)	Approving an amendment to the Nicolet Bankshares, Inc. 2011 Long Term Incentive Plan to increase the number of shares authorized for issuance from 500,000 to 1,500,000 shares; and

(4)	Transacting any other business as properly may come before the Annual Meeting or any adjournments of the meeting.

The Board of Directors has set June 21, 2016 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

We hope that you will be able to attend the Annual Meeting. This year, you have the ability to vote by proxy card, internet or telephone. If you plan to attend the meeting, please respond as such when voting your proxy so that we can make proper arrangements for the anticipated number of guests. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card or vote your proxy by internet or telephone as soon as possible. Doing so will help ensure that the greatest number of shareholders and votes are represented at the Annual Meeting. If you attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.

By Order of the Board of Directors,

Robert B. Atwell

Chairman, President and Chief Executive Officer

Nicolet Bankshares, Inc.

Green Bay, Wisconsin

June 21, 2016

Please read the attached Proxy Statement and then either: (i) promptly complete, date, sign and return the enclosed proxy card in the postage-paid envelope, or (ii) vote using the internet or by telephone by following the instructions printed on the proxy card. You can spare the Company the expense of further proxy solicitation by returning your vote promptly by signed proxy or by voting via the internet or telephone.

NICOLET BANKSHARES, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 10, 2016

INTRODUCTION

Time and Place of the Meeting

The Company’s Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the 2016 Annual Meeting of Shareholders of the Company to be held on Wednesday, August 10, 2016 at 5:00 p.m. local time at the Meyer Theatre, 117 South Washington Street, Green Bay, Wisconsin and at any adjournment of the meeting.

Record Date and Mailing Date

The close of business on June 21, 2016 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about July 1, 2016.

Number of Shares of Capital Stock Outstanding

As of the close of business on the record date, the Company had 30,000,000 shares of common stock, $.01 par value, authorized, of which 8,648,499 shares were issued and 8,598,684 shares were outstanding. Each issued and outstanding share of common stock is entitled to one vote on all matters to be presented at the meeting, including one vote for each of the director nominees as further described in “Voting at the Annual Meeting — Requirements for Shareholder Approval” on page 2.

The Company also has 10,000,000 shares of preferred stock, no par value, authorized, of which 24,400 shares of Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”) are authorized, with 12,200 shares issued and outstanding. The Series C Preferred Stock is not entitled to vote on the matters presented at this meeting.

VOTING AT THE ANNUAL MEETING

Proposals to be Considered

Shareholders will be asked to elect each of the director nominees for a one-year term. The director nominees are each described on page 4. The Board of Directors recommends a vote FOR approval of this proposal.

Shareholders will be asked to ratify the appointment of Porter Keadle Moore, LLC, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2016. This proposal is described on page 15. The Board of Directors recommends a vote FOR approval of this proposal.

Shareholders will be asked to approve the amendment to the Nicolet Bankshares, Inc. 2011 Long-Term Incentive Plan to increase the number of shares authorized for issuance from 500,000 to 1,500,000 shares. This proposal is described on page 17. The Board of Directors recommends a vote FOR approval of this proposal.

Procedures for Voting by Proxy

You may vote your proxy by signing, dating and mailing your proxy card OR by using the internet OR by telephone. In order to vote using the internet or telephone, you must go to the website or call the number listed on the proxy card, have your proxy card available when you access the website or when you call, and then follow the instructions provided on the website or the call. If you vote using the internet or by telephone, please do not mail in your proxy card.

Depending on how you hold your shares (such as in certificate form or with a broker, sometimes referred to as “in street name”), you may receive more than one set of proxy materials. Please be sure to vote all proxies you receive to ensure all your shares are voted.

You should specify your voting instructions with regard to each of the proposals set forth on the proxy card. If you properly sign and return your proxy card or vote your proxy using the internet or by telephone and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified.

If you sign and return your proxy card (or respond by using the internet or telephone) but do not specify how the persons appointed as proxies are to vote your shares, the shares represented by your vote will be voted FOR all of the director nominees listed in this Proxy Statement in the manner described further below, FOR the ratification of the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and FOR the amendment to the Nicolet Bankshares, Inc. 2011 Long Term Incentive Plan.

If you do not specify how your shares are to be voted, the persons appointed as proxies may use their discretion to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as they may determine at their discretion. If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the Nominating Committee of the Board of Directors. Alternatively, the Board of Directors may operate with a vacancy or reduce the size of the Board after the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon the matters according to their judgment. The Board of Directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

Revoking Your Proxy

Returning your proxy card or voting your proxy using the internet or telephone does not affect your right to vote in person if you attend the Annual Meeting. In addition, you can revoke your proxy at any time before it is voted by delivering to Michael E. Daniels, Secretary of the Company, at 111 North Washington Street, Green Bay, Wisconsin 54301, either a written revocation of your proxy or a duly executed proxy bearing a later date, by casting a later vote using the internet or by telephone, or by attending the meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the votes entitled to be cast are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

In the election of directors, you will have as many votes as the number of shares you own, multiplied by the number of directors (14) to be elected. When voting by proxy or in person at the Annual Meeting, you may do one of the following:

•	You may vote FOR all of the director nominees. If you wish to withhold authority as to certain nominees, however, you may do so by indicating the name of the person or persons for whom you do not want to vote in the space provided on the proxy.

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•	You may WITHHOLD AUTHORITY to vote for all or some of the director nominees, in which case none of those nominees will receive any of your votes.

•	You may CUMULATE all of your votes for one director nominee or distribute them among as many nominees as you choose. For example, the election of 14 directors entitles a shareholder who owns 100 shares of common stock to 1,400 votes. That shareholder may vote all 1,400 votes for one director nominee or may allocate those votes among two or more of the nominees. If you wish to cumulate your votes, you must indicate “Cumulate For” in the space provided on the proxy card as well as the nominees for whom you wish to vote and the number of votes to be cast for each such nominee, sign and mail your proxy card. The option to cumulate votes is not available using internet or telephone voting.

To be elected, a director nominee must receive more votes than any other nominee for the same seat on our Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. As of the date of this proxy statement, we do not know of any competing nominees.

To be approved, the ratification of the appointment of Porter Keadle Moore, LLC must have more votes cast in favor of the proposal than cast against the proposal.

To be approved, the amendment to the Nicolet Bankshares, Inc. 2011 Long Term Incentive Plan to increase the number of shares authorized for issuance from 500,000 to 1,500,000 shares must have more votes cast in favor of the proposal than cast against the proposal.

Generally, the approval of any matter that may properly come before the Annual Meeting requires more votes be cast in favor of the matter than against it.

Abstentions. A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given nominee or matter.

Broker Non-Votes. With respect to the ratification of the appointment of Porter Keadle Moore, LLC, brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. All NYSE and NASDAQ member brokers, however, are prohibited from exercising discretionary voting in director elections and non-routine matters, unless the broker has instructions from the beneficial shareholder on how to vote. Proxies that contain a broker vote on the ratification of the appointment of Porter Keadle Moore, LLC, but no vote on the election of directors or on the amendment to the Nicolet Bankshares, Inc. 2011 Long Term Incentive Plan are referred to as “broker non-votes” with respect to the proposals not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority, including uncontested director elections.

Solicitation of Proxies

The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

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PROPOSAL 1 - ELECTION OF DIRECTORS

Directors

The Board of Directors has nominated each of the fourteen (14) persons named below to stand for election as directors at the Annual Meeting. If elected by the shareholders, each of the nominees will serve a one-year term that will expire at the 2017 Annual Meeting of Shareholders and upon the election and qualification of his or her successor. If any of the nominees should be unavailable to serve for any reason (which we do not anticipate), the Board of Directors may (1) designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), (2) allow the vacancy or vacancies to remain open pending the nomination of a suitable candidate or candidates, or (3) by resolution provide for a lesser number of directors.

On April 29, 2016, Baylake Corp. (“Baylake”) merged with and into the Company (“the Merger”) pursuant to the terms of an Agreement and Plan of Merger dated September 8, 2015 by and between Baylake and the Company (the “Merger Agreement”). The Merger Agreement required that the Company appoint the following eight former Baylake Directors to the Board at the effective time of the Merger: Robert W. Agnew, Robert J. Cera, Terrence R. Fulwiler, Thomas L. Herlache, Louis J. “Rick” Jeanquart, William D. Murphy, Dean J. Nolden and Elyse Mollner Stackhouse. As a result, the following five directors, elected at the Company’s annual meeting held on May 11, 2015, resigned from the Company’s Board effective April 29, 2016: Gary L. Fairchild, Michael F. Felhofer, Kim A. Gowey, Andrew F. Hetzel, Jr. and Therese B. Pandl. These five directors provided valuable commitment, engagement and contribution, and the Board is grateful for their many years of service to the Company.

Upon mutual agreement, Mr. Cera and the Company agreed to terminate Mr. Cera’s employment effective May 24, 2016, and Mr. Cera resigned from the Company’s Board on the same day. Following discussions with each existing director, the Nominating Committee decided not to nominate Mr. Nolden for re-election at the 2016 Annual Meeting of Shareholders in light of Mr. Nolden’s growing business obligations. After deliberations, the Nominating Committee determine it would be in the best interest of the Company’s strategic growth objectives at this time to proceed forward with 14 board members.

All of the nominees listed below will also serve as directors of Nicolet National Bank (“Nicolet Bank”), a wholly-owned subsidiary of the Company. The ages shown are as of March 31, 2016. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years. The Nominating Committee selected the nominees below due to, among other things, their general and specific attributes, skills and business experiences, connections to the Company’s customers and contributions to its markets, diversity of views and backgrounds, ownership level in the Company, and commitment to the Company and community banking. The table below provides additional commentary unique to each nominee that led the Nominating Committee to recommend his/her nomination to the Board. All persons listed below are incumbent directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT

EACH OF THE FOLLOWING DIRECTOR NOMINEES.

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Name (Age)	Director Since	Positions and Business Experience

Robert W. Agnew (73)	2016

Prior to April 29, 2016, Chairman of the Board of Directors of Baylake and Baylake Bank and Baylake board member since 2001; President of Tipperary Partners, LLC; volunteer President of United Way of Door County for 2014-15; board member of Seven Marine; and Advisor to the Board of GRAEF.

We believe the board benefits from Mr. Agnew’s substantial senior management and business operations experience, his community involvement, as well as his long tenure on a community bank board.

Robert B. Atwell (58)	2000

Chairman, President, and Chief Executive Officer of the Company since its formation in 2002 and beginning April 29, 2016, Chairman of Nicolet Bank. From 2000 to April 29, 2016, Chairman and Chief Executive Officer of Nicolet Bank.

We believe the board benefits from Mr. Atwell’s extensive and broad experience in the banking industry for over 35 years (including large and small banks), executive leadership, vision, community and regulatory connections, as well as his vested interest as a founder of Nicolet and his level of ownership.

Michael E. Daniels (51)	2000

Executive Vice President and Secretary of the Company since its formation in 2002 and, beginning April 29, 2016, President and Chief Executive Officer of Nicolet Bank. From 2007 to April 29, 2016, President and Chief Operating Officer of Nicolet Bank; Executive Vice President and Chief Lending Officer of Nicolet Bank from 2000-2007.

We believe the board benefits from Mr. Daniels’ extensive commercial lending, operational and compliance experience, straightforward leadership, and his vested interest as a founder of Nicolet and his level of ownership.

John N. Dykema (52)	2006

Owner, President and Chief Executive Officer of Campbell Wrapper Corporation and Circle Packaging Machinery, Inc., manufacturers of custom packaging machinery.

We believe the board benefits from Mr. Dykema’s significant experience as a manufacturing business owner and manager, his connections in the bank’s markets, and his long tenure and engagement on a community bank board.

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Name (Age)	Director Since	Positions and Business Experience

Terrence R. Fulwiler (65)	2016

Board member of the WS Packaging Group of Companies; Chairman of the Board of Bellin Health Systems of Green Bay; board member of the Green Bay Packers; board member of Innovata LLC of Atlanta, GA; board member of EMT International of Green Bay; board member of Northeast Wisconsin Technical College Foundation; member of the Bellin College Board of Trustees; board member of East Shore Industries; board member of the Greater Green Bay Community Foundation; board member of NPS, Inc.; and prior to April 29, 2016, director of Baylake and Baylake Bank since 2010.

We believe the board benefits from Mr. Fulwiler’s corporate board membership experiences and from his understanding of and involvement in the bank’s markets.

Christopher J. Ghidorzi (38)	2013

Vice President of Property Development, C.A. Ghidorzi, Inc. and Affiliates since 2007; and previously Director of Equity Trading, Robert W. Baird & Co. from 2001-2007.

We believe the board benefits from Mr. Ghidorzi’s real estate development experience and related connections, as well as his experience in capital markets and financial expertise.

Thomas L. Herlache (73)	2016

Retired, previously Chairman, President and Chief Executive Officer of Baylake and Baylake Bank and director of each from 1977 to April 29, 2016; former Chairman and current director of Federal Home Loan Bank of Chicago; and Chairman of Sturgeon Bay Waterfront Redevelopment Authority; member of the Rotary Club of Sturgeon Bay.

We believe Mr. Herlache’s extensive experience with Baylake as its former chairman, president and CEO, and his long tenure and involvement on a community bank board, along with his extensive involvement in the bank’s communities benefits the board.

Louis J. “Rick” Jeanquart (65)	2016

Chairman of the Board of Just In Time Corporation; President of Jeanquart Associates. Prior to April 29, 2016, Vice Chairman of the Board of Directors of Baylake and Baylake Bank, and director from 2010 to April 29, 2016, of Baylake and Baylake Bank.

We believe the board benefits from Mr. Jeanquart’s experience in the business and manufacturing communities and related connections, and his level of ownership.

Donald J. Long, Jr. (58)	2000

Former Owner and Chief Executive Officer of Century Drill & Tool Co., Inc., an expediter of power tool accessories.

We believe the board benefits from Mr. Long’s former business ownership experiences, corporate board membership experiences and community involvement, and his experience as a founding board member of Nicolet and his level of ownership.

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Name (Age)	Director Since	Positions and Business Experience

Susan L. Merkatoris (52)	2003

Certified Public Accountant; Owner and Managing Member of Larboard Enterprises, LLC, a packaging and shipping franchise doing business as The UPS Stores; Co-Owner and Vice President of Midwest Stihl Inc., a distributor of Stihl Power Products.

We believe the board benefits from Ms. Merkatoris’ experiences as a certified public accountant, internal controls knowledge and audit committee experience, financial expertise as a business owner, and her level of ownership.

William D. Murphy (59)	2016

Chief Financial Officer of Motion Products, Inc.; board member of Fused Innovations; and, from 2015 to April 29, 2016, director of Baylake and Baylake Bank.

We believe the board benefits from Mr. Murphy’s years of service in the manufacturing sector, innovation, and financial knowledge.

Randy J. Rose (61)	2011

Retired President and Chief Executive Officer of Schwabe North America; retired member of the Executive Strategic Committee for Dr. Willmar Schwabe GmbH and Co. KG, parent of Schwabe North America.

We believe the board benefits from Mr. Rose’s vast senior management experience in varied public businesses, acquisitions and change management, executive compensation matters, and his innovation.

Elyse Mollner Stackhouse (50)	2016

General Counsel/Secretary for U.S. Venture, Inc.; and, from 2010 to April 29, 2016, director of Baylake and Baylake Bank.

We believe the board benefits from Ms. Stackhouse’s experience in the business and legal communities and her experience in human resources.

Robert J. Weyers (51)	2000

Co-Owner of Weyers Group, a private equity investment firm; Commercial Horizons, Inc., a commercial property development company; and PBJ Holdings, LLC, a real estate holding company.

We believe the board benefits from Mr. Weyers’ real estate development experience and related connections, community involvement, experience as a founding board member of Nicolet and his level of ownership.

Executive Officers

The Company’s executive officers as of the record date were Robert B. Atwell, Michael E. Daniels and Ann K. Lawson. Biographical information for Messrs. Atwell and Daniels is noted above.

Ann K. Lawson, age 55, has served as Chief Financial Officer of Nicolet Bank and of the Company since February 2, 2009. Ms. Lawson previously served as the Director of Corporate Accounting and Reporting with a large regional bank holding company headquartered in Green Bay, Wisconsin, from September 1998 to January 2009. Prior work experience includes five years as Principal Accounting Officer at a regional community bank in North Carolina and seven years with KPMG LLP, accounting firm.

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As of the record date, executive officers of Nicolet Bank, in addition to Mr. Atwell, Mr. Daniels, and Ms. Lawson, include:

Brad V. Hutjens, age 34, serves as Executive Vice President, Chief Credit Officer, and Chief Compliance & Risk Manager of Nicolet Bank and has been with the Bank since September 2, 2003.

Patrick J. Madson, age 35, serves as Senior Vice President – Wealth Management of Nicolet Bank and has been with the Bank since February 4, 2016. Prior to joining Nicolet Bank, Mr. Madson was a principal financial advisor with Navigator Planning Group LLC.

Michael J. Steppe, age 56, serves as Senior Vice President and Chief Investment Officer of Nicolet Bank and has been with the Bank since May 31, 2008. Mr. Steppe also runs the Company’s wholly-owned subsidiary, Brookfield Investment Partners.

Michael J. Vogel, age 47, serves as Senior Vice President and Commercial Banking Manager of Nicolet Bank and has been with the Bank since June 23, 2003.

Eric J. Witczak, age 45, serves as Executive Vice President of Nicolet Bank and has been with the Bank since August 23, 2000.

Board and Management Stock Ownership

The following table sets forth information with respect to the beneficial ownership, as of May 2, 2016, of shares of Company common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding common stock; (ii) each of the Company’s current directors and executive officers; and (iii) all current Company directors and executive officers as a group. Except as noted below, management believes that each person listed below has sole investment and voting power with respect to the shares included in the table. Except as noted below, the address for each person included in the table is 111 North Washington Street, Green Bay, Wisconsin 54301.

Information relating to beneficial ownership of the Company common stock is based upon “beneficial owner” concepts set forth in rules under the Securities and Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has sole or shared “voting power” or “investment power” over the security. Voting power includes the power to vote or to direct the voting of the security, and investment power includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

			Percentage of Issued and
Directors and Named Executive Officers	Number of Shares		Outstanding Shares[1]
Robert W. Agnew	40,637		*
Robert B. Atwell	170,059	[2]	1.9%
Michael E. Daniels	177,951	[3]	2.0
John N. Dykema	82,516	[4]	*
Terrence R. Fulwiler	16,608		*
Christopher J. Ghidorzi	3,880	[5]	*
Thomas L. Herlache	33,197	[6]	*
Louis J. (Rick) Jeanquart	156,040	[7]	1.8
Ann K. Lawson	35,583	[8]	*
Donald J. Long, Jr.	101,530	[9]	1.1
Susan L. Merkatoris	105,000		1.2
William D. Murphy	-		*
Dean J. Nolden	363		*
Randy J. Rose	40,343	[10]	*
Elyse Mollner Stackhouse	7,448		*
Robert J. Weyers	119,579	[11]	1.4

All Current Directors and Executive Officers as a Group (21 persons)	1,280,860	[12]	14.5%

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*	Represents less than one percent.
[1]	For purposes of this table, percentages shown treat shares subject to exercisable options held by the indicated director or executive officer as if they were issued and outstanding. All unvested shares of restricted stock are entitled to vote and are therefore included with the issued and outstanding shares reflected in this table.
[2]	Includes exercisable options to purchase 52,800 shares of common stock, 12,565 shares Mr. Atwell owns in his Nicolet 401(k) plan, and 9,445 shares of unvested restricted stock.
[3]	Includes 9,803 shares held in his spouse’s IRA, exercisable options to purchase 65,700 shares of common stock, 6,252 shares Mr. Daniels owns in his Nicolet 401(k) plan, and 9,445 shares of unvested restricted stock.
[4]	Includes 5,362 shares held by Mr. Dykema in the Deferred Compensation Plan for Non-Employee Directors.
[5]	Includes 975 shares held by Mr. Ghidorzi in the Deferred Compensation Plan for Non-Employee Directors.
[6]	Includes 15,397 shares held by Mr. Herlache in an IRA account and 6,558 shares held in a retirement trust account.
[7]	Includes 17,616 shares held by Mr. Jeanquart in an IRA account.
[8]	Includes exercisable options to purchase 20,300 shares of common stock, 800 shares Ms. Lawson owns in her Nicolet 401(k) plan, and 2,656 shares of unvested restricted stock. Ms. Lawson is a non-director named executive officer.
[9]	Includes 2,009 shares held by Mr. Long in the Deferred Compensation Plan for Non-Employee Directors.
[10]	Includes 2,371 shares held by Mr. Rose in the Deferred Compensation Plan for Non-Employee Directors.
[11]	Includes 5,915 shares held by Mr. Weyers in the Deferred Compensation Plan for Non-Employee Directors, and 36,250 shares held in limited partnerships to which Mr. Weyers is general partner.
[12]	Includes outstanding common stock, exercisable options to purchase 196,800 shares of common stock, and all shares of unvested restricted stock.

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Meetings and Committees of the Board of Directors

Our Board of Directors conducts its business through meetings of the full Board and through committees. The Company’s committees include, among others, the Executive Committee, Audit & Compliance Committee, Compensation Committee and the Nominating Committee. Except for the Executive Committee, each of the Company’s standing committees has a charter that is available on the Company’s website, at www.nicoletbank.com.

During 2015, the Board of Directors held fourteen (14) meetings; the Executive Committee held three (3) meetings; the Audit Committee held six (6) meetings; and the Compensation Committee held three (3) meetings. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of all committees on which such directors served during 2015. The 2015 Annual Meeting of Shareholders was held when Nicolet had no formal recommendation for director attendance at annual meetings. Effective with Nicolet being listed on NASDAQ in February 2016, Nicolet has adopted a policy formally encouraging all directors to attend annual meetings of shareholders.

Executive Committee. The Executive Committee is authorized to exercise the Board of Directors’ authority between Board meetings, subject to specific limitations, and supports strategic discussion presented by management. During 2015, the Executive Committee held three paid meetings, but met more frequently for updates and ad hoc needs. Until the Company formed its Nominating Committee in January 2016, the Executive Committee functioned as the nominating committee in 2015 to select nominees for election to the Board of Directors of the Company. The Executive Committee considered nominees recommended by shareholders if submitted to the Company in accordance with the procedures set forth in Section 2.6 of the Company’s Bylaws. See “Director Nominations and Shareholder Communications” below. When acting upon nominations, only Mssrs. Dykema, Long, Rose and Weyers, were party to the actions and each qualified as “independent” as defined under NASDAQ Listing Rule 5605(a)(2), except for Mr. Weyers.

Executive Committee members for 2015 were Robert B. Atwell, Michael E. Daniels, John N. Dykema, Donald J. Long, Jr., Randy J. Rose, and Robert J. Weyers.

Effective April 29, 2016, the Executive Committee members were Robert B. Atwell, Michael E. Daniels, Robert J. Cera, Robert W. Agnew, John N. Dykema, Louis J. (Rick) Jeanquart, and Randy J. Rose, each of whom are qualified as "independent" as defined under NASDAQ rules, except Mssrs. Atwell, Daniels, and Cera. Mr. Cera no longer serves on the Committee given his departure on May 24, 2016. There have been regular meetings of the Executive Committee between April 29, 2016 and the record date.

Nominating Committee. The Company established a Nominating Committee on January 19, 2016; therefore, there were no meetings held in 2015. The Nominating Committee meets to review candidates for membership on the Company’s Board of Directors and recommends individuals for nomination to the Board. The Nominating Committee also prepares and periodically reviews with the entire Board of Directors a list of general criteria for Board nominees. The Nominating Committee evaluates potential director nominees utilizing a number of criteria and considerations, including but not limited to specific qualifications and skills; knowledge of the Company, community banking and the financial services industry; experience in serving as a director or officer of a financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities the Company serves; commitment to and availability for service as a director, including ownership in the Company.

From January 19 to April 29, 2016 the Nominating Committee members were John N. Dykema and Randy J. Rose. Effective April 29, 2016 the Nominating Committee members are Robert W. Agnew, John N. Dykema, Louis J. (Rick) Jeanquart, and Randy J. Rose, per the Merger Agreement between Baylake and the Company. Each Nominating Committee member qualifies as “independent” as defined under NASDAQ rules. The Nominating Committee met once between April 29, 2016 and the record date.

Audit & Compliance Committee. The Audit & Compliance Committee is responsible for reviewing, with the Company’s independent accountants, its audit plan, the scope and results of its audit engagement and the accompanying management letter, if any, and the Company’s quarterly and annual financial statements; reviewing the scope and results of the Company’s internal auditing procedures; consulting with the independent accountants and management with regard to the Company’s accounting methods and the adequacy of the Company’s internal accounting controls; pre-approving all audit and permissible non-audit services provided by the independent accountants; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants’ audit and non-audit fees.

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Audit Committee members for 2015 were Susan L. Merkatoris, John N. Dykema, and Michael F. Felhofer. Each member of the Audit Committee met the requirements for independence as defined by NASDAQ rules (which did not otherwise apply to the Company prior to its listing on NASDAQ on February 24, 2016) and Susan L. Merkatoris met the criteria specified under applicable SEC regulations for an “audit committee financial expert.”

Effective April 29, 2016, the Audit & Compliance Committee members were Christopher J. Ghidorzi, Thomas L. Herlache, Susan L. Merkatoris, and Dean Nolden. In anticipation of Mr. Nolden’s departure from the Board following the Annual Meeting of Shareholders, effective as of June 21, 2016, the Committee members are Christopher J. Ghidorzi, Thomas L. Herlache, Susan L. Merkatoris, and Elyse Mollner Stackhouse. Each member of the Audit Committee meets the requirements for independence as defined by NASDAQ rules, and Mr. Ghidorzi, Mr. Herlache and Ms. Merkatoris meet the criteria specified under applicable SEC regulations for an “audit committee financial expert.” There have been no meetings of the Audit Committee between April 29, 2016 and the record date.

Compensation Committee. The Compensation Committee is responsible for, among other duties as may be directed by the Board, determining compensation to be paid to our executive officers and directors and reviewing and administering the Company’s incentive plans, including making grants under those plans. The Compensation Committee also reviews the Company’s incentive compensation programs with senior risk officers to (i) ensure that the programs do not encourage officers to take unnecessary and excessive risks that threaten the value of the Company and (ii) identify and implement means of limiting such risks. The Compensation Committee is also responsible for discussing, evaluating and reviewing employee compensation plans to ensure that such plans do not encourage the manipulation of the Company’s reported earnings. Finally, the Compensation Committee is responsible for submitting to various regulators such reports relating to the Company’s compensation practices as may be required.

Compensation Committee members for 2015 were Randy J. Rose, Donald J. Long, Jr., John N. Dykema, and Robert J. Weyers. Each member was qualified as “independent” as defined under NASDAQ Listing Rule 5605(a)(2), except for Mr. Weyers, due to Mr. Weyers’ relationship in PBJ Holdings, LLC, which is party to a joint venture with the Company to own the Company headquarters building. While Mr. Weyers was not deemed to be independent, the Committee was comprised of at least three members and Mr. Weyers was not an executive officer or family member. Accordingly, in accordance with Rule 5605(d)(2), the Company believed Mr. Weyer’s continued service on the Compensation Committee through the completion of the Merger was in the best interests of the Company and its shareholders. See also “Related Party Transactions” and “Compensation Committee Interlocks and Insider Participation.”

Effective April 29, 2016 the Compensation Committee members were John N. Dykema, Terrence R. Fulwiler, Randy J. Rose and Elyse Mollner Stackhouse. As part of a general realignment of committees, effective as of June 21, 2016, the Committee members are Robert W. Agnew, John N. Dykema, Louis J. (Rick) Jeanquart, and Randy J. Rose. Each member of the Compensation Committee qualifies as “independent” as defined under NASDAQ rules. There have been no meetings of the Compensation Committee between April 29, 2016 and the record date.

Board Leadership Structure and Role in Risk Oversight

The Company is committed to a strong board structure, which includes maintaining the culture of a community bank and ensuring alignment of the Board with interests of shareholders, such as through ownership. Since the Company’s inception in 2000, the chairman and chief executive officer roles have been served by the same individual, particularly by one of the two founding executives. We believe a fully vested, experienced owner, with thorough knowledge of and expertise in banking financials, regulatory environment, and the community banking mission, can better ensure thorough and knowledgeable oversight from the entire board and alignment with shareholders. The integrity of any such one individual is important, and the Board consists of many independent, knowledgeable, and vested directors to round out the Board leadership structure.

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The Company’s Board of Directors coordinates, with the various Board committees to provide enterprise-wide oversight of its management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, market, fiduciary, and reputational risks. The Company’s Board also monitors whether material new initiatives have been appropriately analyzed and approved, and reviews all regulatory findings directed to the attention of the Board and evaluates the adequacy of management’s response.

Director Compensation

In 2015, directors received $1,200 for each board meeting and $500 for each committee meeting attended. The audit committee chair received a $10,000 retainer in 2015. Non-employee directors have the option of receiving their compensation in the form of Company common stock through the Deferred Compensation Plan for Non-Employee Directors through an election made each year. The following table shows information concerning the compensation to non-employee directors of the Company and its subsidiaries for their services as directors for the year ended December 31, 2015. Compensation received by Messrs. Atwell and Daniels in their capacities as directors is included in the Summary Compensation Table under “Executive Compensation.”

Name	Fees for 2015 ($)*
John N. Dykema *	26,100
Gary L. Fairchild *	23,600
Michael F. Felhofer	30,300
Christopher J. Ghidorzi *	25,300
Kim A. Gowey	21,600
Andrew F. Hetzel, Jr. *	19,100
Donald J. Long, Jr.	24,400
Susan L. Merkatoris	30,900
Therese B. Pandl *	16,900
Randy J. Rose *	27,800
Robert J. Weyers *	31,600

*	Directors have the option of receiving compensation in the form of shares of Company common stock through the Deferred Compensation Plan for Non-Employee Directors. For the seven directors noted, 100% of their 2015 cash director fees were remitted to the plan and used by the plan to purchase the Company common stock on behalf of the director, except for Mr. Ghidorzi, who elected to defer 50% of his director compensation.

EXECUTIVE COMPENSATION

Summary of Compensation

The Company has designated the individuals listed in the table below as “executive officers” at December 31, 2015 in accordance with SEC reporting requirements. The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s chief executive officer and its other most highly compensated executive officers.

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Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus[1]	Stock Awards[2]	Option Awards[2]	All Other Compensation		Total

Robert B. Atwell	2015	$350,000	$210,000	$-0-	$528,053	$77,851	[3]	$1,165,904
Chairman & Chief Executive Officer	2014	$350,000	$210,000	$199,991	$501,053	$50,985	[3]	$1,312,029

Michael E. Daniels	2015	$295,000	$177,000	$-0-	$528,053	$84,881	[4]	$1,084,934
President and Chief Operating Officer	2014	$295,000	$177,000	$199,991	$501,053	$52,472	[4]	$1,225,516

Ann K. Lawson	2015	$205,000	$61,500	$-0-	$-0-	$30,504	[5]	$297,004
Chief Financial Officer	2014	$190,000	$45,600	$119,000	$-0-	$14,700	[5]	$369,300

1	All bonuses are reported in the year earned.
2	Reflects the fair value of restricted stock and of options on the date of grant, calculated in each case in accordance with applicable accounting guidance and based on assumptions set forth in Note 1 of the Notes to Consolidated Financial Statements in the Company’s annual report on Form 10-K.
3	Includes $15,900 and $15,600 of 401(k) company-matching contributions and $32,300 and $17,950 of director fees for 2015 and 2014, respectively. Amounts in other compensation also include life insurance premiums, auto allowances, supplemental insurance coverage, club memberships, wellness programs, and group term life insurance.
4	Includes $15,900 and $15,600 of 401(k) company-matching contributions and $37,300 and $19,050 of director fees for 2015 and 2014, respectively. Amounts in other compensation also include life insurance premiums, auto allowances, supplemental insurance coverage, club memberships, wellness programs, and group term life insurance.
5	Includes $15,509 and $14,700 of 401(k) company-matching contributions for 2015 and 2014, respectively. Amounts in other compensation also include supplemental insurance coverage, wellness programs, and group term life insurance.

Outstanding Equity Awards at 2015 Fiscal Year End Table

	No. of securities underlying unexercised options exercisable	No. of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date	No. of shares of restricted stock that have not vested		Market value of shares of restricted stock that have not vested[9]
	(#)	(#)		($)		(#)		($)
Name

Robert B. Atwell	25,800	25,800	[1]	$16.50	4/10/2022
	13,500	54,000	[2]	$23.80	10/28/2024
	0	67,500	[3]	$25.90	01/20/2025

						7,820	[5]	$248,598
						2,801	[6]	89,044
Michael E. Daniels	38,700	25,800	[1]	$16.50	4/10/2022
	13,500	54,000	[2]	$23.80	10/28/2024
	0	67,500	[3]	$25.90	01/20/2025

						7,820	[5]	$248,598
						2,801	[6]	89,044
Ann K. Lawson	10,685	-0-		$16.00	2/2/2019
	10,000	-0-		$16.80	12/15/2019
	1,065	-0-		$16.50	4/10/2022
	935	3,000	[4]	$16.50	4/10/2022
						1,155	[7]	$36,717
						1,666	[8]	52,962

1	Granted 64,500 option shares on April 10, 2012, and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
2	Granted 67,500 options shares on October 28, 2014 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.

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3	Granted 67,500 option shares on January 20, 2015 and vesting in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
4	Represents the unvested remainder of a grant of 3,935 options made on April 10, 2012, of which 145 vested immediately, 145 vested on April 10, 2013, 145 vested on April 10, 2014, and the remainder vest in equal increments of 500 on the anniversaries of the initial grant over seven years beginning April 10, 2015.
5	Represents the unvested remainder of a grant of 19,550 restricted shares made on April 10, 2012, which vest in 5 equal increments over a 5-year period on the anniversaries of the initial grant.
6	Represents the unvested remainder of a grant of 8,403 restricted shares made on October 28, 2014, of which one-third vested immediately and one-third on each of the first and second anniversaries of the initial grant.
7	Represents the unvested remainder of a grant of 1,650 restricted shares made on April 10, 2012, which vest in 10 equal increments over a 10-year period on the anniversaries of the initial grant.
8	Represents the unvested remainder of a grant of 5,000 restricted shares made on October 28, 2014, of which one-third vested immediately and one-third on each of the first and second anniversaries of the initial grant.
9	Utilizes a $31.79 per share market value of the Company’s common stock at December 31, 2015.

Related Party Transactions

Under SEC regulations, the Company is required to disclose any transaction occurring in the last fiscal year, or any transaction that is currently proposed, in which the Company was or is a participant, the amount involved exceeds $120,000, and any related person of the Company had or will have a direct or indirect material interest.

Robert J. Weyers is a director of, and holds a one-third ownership interest in, PBJ Holdings, LLC, a real estate development and investment firm. He is also a director of the Company and Nicolet Bank. In 2004, the Company entered into a joint venture with PBJ Holdings, LLC in connection with the development of the site of the Company’s headquarters facility. Mr. Weyers abstained from discussion or deliberations regarding the transaction in his capacity as a director of the Company and Nicolet Bank. The joint venture involves a 50% investment by the Company on standard commercial terms reached through arms-length negotiation. During 2015, the Bank paid approximately $1.2 million in rent expense to the joint venture. For 2015, the joint venture’s net income was approximately $254,500 benefiting the Company and PBJ Holdings, LLC by approximately $127,250 each. Management believes that the terms of the joint venture are no less favorable to the Company or the Bank than would have been achieved in a transaction with an unaffiliated third party.

The Company did not engage in any other transactions that require disclosure under the SEC regulations.

Although the Company’s common stock was not listed on the NASDAQ Stock Market or any other exchange prior to its listing on the NASDAQ Capital Market on February 24, 2016, its Board of Directors has determined that each of its directors meet the requirements for independence under NASDAQ Stock Market listing rules except for Robert B. Atwell, Michael E. Daniels, and Robert J. Weyers.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is a standing committee of the Company’s board of directors. Compensation Committee members for 2015 were Randy J. Rose, Donald J. Long, Jr., John N. Dykema, and Robert J. Weyers. No officers, former officers, or employees of the Company served as members of the Compensation Committee during 2015. As discussed above under the Related Party Transactions section, Mr. Weyers holds a one-third interest in a PBJ Holdings, LLC, which has entered into a joint venture with the Company to develop and own the Company headquarters building. During the last fiscal year, none of the Company’s executive officers served on the board of directors or the compensation committee of any other entity that has an executive officer serving on the Company’s board of directors or on the Compensation Committee of the Company’s board of directors.

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PROPOSAL 2 – RATIFICATION of the appointment

of Independent Registered Public Accounting Firm

The Audit & Compliance Committee has selected, and the Board has approved, Porter Keadle Moore, LLC, an independent registered public accounting firm, to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2016, subject to ratification by the shareholders. Porter Keadle Moore, LLC also served as the independent auditors for the Company for the year ended December 31, 2015. Although shareholder ratification of our independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Porter Keadle Moore, LLC to shareholders for ratification to permit shareholders to participate in this important corporate decision. If Porter Keadle Moore, LLC declines to act or otherwise becomes incapable of acting, or if appointment is otherwise discontinued, the Audit Committee will appoint another independent registered public accounting firm. A representative of Porter Keadle Moore, LLC is expected to be present at the Annual Meeting and will be given an opportunity to make a statement on behalf of the firm or to respond to appropriate questions from shareholders.

Audit & Compliance Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2015 audited consolidated financial statements.

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm, Porter Keadle Moore, LLC is responsible for performing an independent audit of Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as an audit of the effectiveness of our internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2015 consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (The Auditor’s Communication With Those Charged With Governance), (AICPA, Professional Standards, Vol. 1 AU Section 380). The Audit Committee received written disclosures from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the review and discussions of the Company’s audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2015 audited consolidated financial statements be included in the Company’s 2015 Annual Report on Form 10-K, to be filed with the SEC.

Susan L. Merkatoris, Chair
John N. Dykema
Michael F. Felhofer

March 7, 2016

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Fees Billed by Auditors

The following table sets forth the fees billed for the professional audit and other services rendered by the Company’s auditors, Porter Keadle Moore, LLC, during the years ended December 31, 2015 and 2014.

Fees	2015	2014
Audit fees [a]	$244,100	$224,000
Audit-related fees [b]	15,000	17,300
Tax fees [c]	-0-	-0-
All other fees [d]	-0-	-0-
Total fees	$259,100	$241,300

a.	Audit Fees include aggregate fees billed for professional services rendered by Porter Keadle Moore, LLC for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2015 and 2014, review of the annual report on Form 10-K, and the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the SEC during 2015 and 2014, including out of pocket expenses and the work performed in connection with issuing consents in connection with the registration statement filings.
b.	Audit-Related Fees includes fees billed for professional services rendered by Porter Keadle Moore, LLC associated with the audit of the Company’s 401(k) plan during the fiscal years ended December 31, 2015 and 2014, including out of pocket expenses.
c.	Tax Fees includes all services performed for tax compliance, tax planning, and tax advice.
d.	All Other Fees includes billings for services rendered other than those in the categories defined above.

The services provided by our independent auditors were approved by the Audit & Compliance Committee in accordance with the provisions of the committee’s charter.

The ratification of the appointment of Porter Keadle Moore, LLC as independent auditors of the Company for the fiscal year ending December 31, 2016 requires that more votes be cast in favor of the proposal than against it.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE IN FAVOR OF RATIFYING THE APPOINTMENT OF PORTER KEADLE MOORE, LLC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

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PROPOSAL 3 – APPROVAL OF THE NICOLET BANKSHARES, INC.

2011 LONG TERM INCENTIVE PLAN

The Board of Directors unanimously approved on April 29, 2016, subject to shareholder approval, and recommends that shareholders approve an amendment to the Company’s 2011 Long Term Incentive Plan (the “Plan”). The proposed amendment would increase the number of shares of the Company’s common stock authorized and reserved for issuance under the Plan from 500,000 to 1,500,000 shares, subject to future adjustments as explained below, any or all of which may be granted as incentive stock options. The requested increase is expected to address the equity incentive needs of the Company for the next three years based upon current growth projections. No other provisions of the Plan would be amended by the proposal. The following description of the Plan is qualified in its entirety by reference to the applicable provisions of the plan document, which has been restated to incorporate the amendment and is attached hereto as Appendix A.

Terms of the Plan

General Terms. The Plan allows the Company to grant a variety of equity and cash-based awards to certain officers, employees, and directors of the Company and its affiliates to stimulate their efforts towards the continued success of the Company, to encourage stock ownership by such recipients, and to provide a means for obtaining, rewarding, and retaining such recipients.

The awards that may be granted pursuant to the Plan are incentive and nonqualified options to purchase shares of the Company’s common stock, stock appreciation rights, other stock-based awards which are settled in either cash or shares of the Company’s common stock and are determined by reference to shares of stock (such as grants of restricted common stock, grants of rights to receive stock in the future, or dividend equivalent rights), and cash performance awards, which are settled in cash and are not determined by reference to shares of the Company’s common stock, any or all of which may be granted as incentive stock options.

The Plan provides for administration by a committee appointed by the Board of Directors or, alternatively if no committee is appointed, by the entire Board of Directors (the “Committee”). All questions of interpretation of the Plan are to be determined by the Committee. Awards granted under the Plan and the terms of the awards, including the number of shares of Company common stock as to which an award is granted and the potential payout of any award not denominated in shares of Company common stock, will be determined by the Committee. The Committee’s decisions relating to the administration of the Plan and grants of awards are final and binding on all persons.

Awards generally are not transferable or assignable except by will or the laws of intestate succession, unless the terms of the individual award (other than incentive stock options) provide otherwise. At the Committee’s discretion, awards may be modified following their grants, to the extent not inconsistent with other provisions of the Plan, and awards may be cancelled, accelerated, paid or continued, subject to the terms of the applicable award agreement and the Plan, upon the holder’s termination of employment. However, incentive stock options will expire no later than three months after the holder’s termination of employment (one year if termination of employment is due to the holder’s death or disability). The Committee may, however, permit an incentive stock option to continue beyond these time limits in which case the option will become a nonqualified stock option.

Options. The Committee determines whether an option is an incentive stock option or a non-qualified stock option at the time the option is granted. The per share exercise price of any option granted under the Plan may not be less than the fair market value of a share of Company common stock on the date of the grant or, in the case of incentive stock options granted to certain owner-employees, may not be less than 110% of the fair market value of a share of Company common stock on the date of grant. The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of Company common stock, through a cashless exercise executed through a broker, or by having a number of shares of Company common stock otherwise issuable at the time of exercise withheld.

The term of an incentive stock option may not exceed ten (10) years from the date of grant (five (5) years in the case of incentive stock options granted to certain owner-employees of the Company), and may only be granted under the Plan within ten (10) years from the date the Plan amendment now subject to shareholder approval was adopted by the Board of Directors. Nonqualified stock options have no defined expiration period under the Plan, but an expiration period can be included in the applicable award agreement.

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Stock Appreciation Rights. Each stock appreciation right allows the recipient to receive, in cash or stock, the appreciation per share of the Company’s common stock over a defined price which may not be less than the fair market value of a share of the Company’s common stock on the date the stock appreciation right is granted. Stock appreciation rights have no defined expiration period under the Plan, but an expiration period can be included in the applicable award agreement or program.

Other Awards. The Plan allows the Committee to grant stock-based incentives, other than options and stock appreciation rights, that entitle the recipient to receive payment of an amount equal to either the value of a specified number or a percentage or multiple of a specified number of shares of the Company’s common stock, or the value of dividends paid on a specified number of shares of common stock during a dividend period. The Committee can also grant cash performance awards that entitle the recipient to receive a cash payment equal to the value of a specified or determinable number of units other than shares of Company common stock.

Reorganizations and Recapitalizations. The number of shares of common stock reserved for issuance in connection with the grant of awards, the number of shares underlying an award, and the exercise price or settlement price of each award are subject to adjustment in the event of an equity restructuring (i.e., any nonreciprocal transaction between the Company and the holders of the Company’s capital stock that causes the per share value to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend). In the event of certain other corporate reorganizations, awards may be substituted, cancelled, accelerated, cashed-out, or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the Plan or any agreement reflecting the terms of an award.

Amendment or Termination. The Plan may be amended or terminated by the Board of Directors without stockholder approval, subject to the requirement that, in order to preserve the Plan’s ability to grant incentive stock options, shareholders must approve any amendment that increases the number of shares reserved under the Plan (other than in connection with certain capital events, as described above), materially expands the class of eligible award recipients, or changes the granting corporation or the stock available for grant under the Plan.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Plan.

Incentive Stock Options. A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

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Nonqualified Options. A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction. Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised. Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient or is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. However, when the shares of common stock that are subject to the stock award are transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Other Stock-Based Awards. A participant generally will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, restricted stock unit, or performance award (collectively, the “Equity Incentives”). Generally, at the time a participant receives payment under any Equity Incentive, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

Cash Performance Awards. A participant generally will not recognize income and will not be taxed upon the grant of a cash performance award. At the time a participant receives payment under any cash performance award, he or she will have compensation taxable as ordinary income in an amount equal to the cash received, and the Company will then be entitled to a corresponding deduction.

Benefits to Named Executive Officers and Others

The Compensation Committee has not yet made any determination as to which eligible participants will be granted Equity Incentives or cash performance awards under the Plan in the future if the amendment is approved. Therefore, the potential benefit to any eligible participant cannot be determined.

Information regarding the equity awards held by our Named Executive Officers is provided in “Executive Compensation — Outstanding Equity Awards at 2015 Fiscal Year End Table.”

Existing Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	782,694	$21.56	305,008

Equity compensation plans not approved by security holders	0	N/A	0

Total at December 31, 2015	782,694	$21.56	305,008

From January 1, 2016 through June 21, 2016, the Company has issued in its ordinary course of business equity awards representing an additional 60,202 shares. As a result, the Company has 244,806 shares remaining available as of June 21, 2016, for future issuance under its equity compensation plans prior to any adjustment related to the proposed amendment.

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Shareholder Approval

Approval to amend the Plan to increase the number of shares of Company common stock authorized for issuance from 500,000 to 1,500,000 shares is subject to shareholder approval. The approval of this amendment to the Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of the Company present, or represented and entitled to vote, at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE NICOLET BANKSHARES, INC. 2011 LONG TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE FROM 500,000 TO 1,500,000 SHARES

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

A shareholder that intends to present business at an annual meeting of shareholders must comply with the requirements set forth in the Company’s Bylaws as described below.

Director Nominations. The Nominating Committee will consider nominations for directors submitted by shareholders in accordance with the Company’s Bylaws. The Nominating Committee has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers of Nicolet Bank and shareholders of the Company, and professionals in the financial services and other industries. Similarly, the Nominating Committee’s charter does not prescribe any specific qualifications or skills that a nominee must possess, although it evaluates potential director nominees utilizing a number of criteria and considerations, including but not limited to specific qualifications and skills; knowledge of the Company, community banking and the financial services industry; experience in serving as a director or officer of a financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities the Company serves; commitment to and availability for service as a director, including ownership in the Company.

In accordance with the Company’s Bylaws, shareholder nominations for directors shall be made in writing and delivered to the Company’s Secretary at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301, between 14 and 50 days before a meeting at which directors are to be elected, although if less than 21 days’ notice of the meeting is provided to shareholders, the nomination must be delivered by the close of business on the seventh day after the date on which the notice was mailed. The nomination must state, to the extent known to the nominating shareholder, the following: (i) the nominee’s name, address and occupation; (ii) the total number of shares to be voted for the nominee; and (iii) the notifying shareholder’s name, address and number of shares owned. Nominations not made in accordance with this procedure may be disregarded by the chair of the meeting at which the election is to be held.

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Shareholder Proposals. Our Bylaws provide that only such business that is properly brought before the annual meeting of shareholders shall be conducted at such meeting. In order for a shareholder proposal to be properly brought before an annual meeting, our Bylaws require a notice of the shareholder proposal that includes: (i) a description of the proposal and the reason it is being brought before the meeting; (ii) the proponent’s name and address and the number of shares he or she beneficially owns; and (iii) any material interest of the proponent in the proposal. The Company’s Secretary must receive the proposal at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301, at least sixty days prior to the shareholder meeting for it to be considered. In order to be included in the proxy materials to be provided to shareholders in advance of the 2017 annual meeting, notice of a shareholder proposal must be received on or prior to March 3, 2017; however, if the 2017 annual meeting is held more than 30 days before or after August 10, 2017, the deadline for receipt of such notice is any date allowing a reasonable time before we provide the proxy materials to our shareholders. At this time, we would expect our 2017 annual meeting to return to our more traditional May time-frame. The deadline for inclusion of a shareholder proposal in the proxy materials for a special meeting is likewise a date that allows a reasonable time before we provide the proxy materials for such special meeting to our shareholders.

The proxies of the Company’s management are permitted to use their discretionary authority with respect to proposals that are not timely submitted in accordance with the Company’s Bylaws and the SEC rules.

Shareholder Communications. Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and sending it to the Secretary of the Company at the Company’s principal office, currently located at 111 North Washington Street, Green Bay, Wisconsin 54301. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

Security Holders Sharing an Address

The Company has filed an Annual Report on Form 10-K with the SEC for the year ended December 31, 2015. Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders who hold their shares through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s 2015 Annual Report on Form 10-K and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2015 Annual Report on Form 10-K and/or this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests to either receive a single copy of each document delivered, if multiple copies are being delivered, or to receive multiple copies of each document, if a single copy is being delivered, upon written or oral request to Nicolet Bankshares, Inc., 111 North Washington Street, Green Bay, Wisconsin 54301.

Portions of the Company’s Annual Report on Form 10-K, which includes audited consolidated financial statements for the Company for the fiscal years ended December 31, 2015 and 2014, as filed with the SEC, has also been mailed to shareholders of the Company with these proxy materials. It does not form any part of the material for the solicitation of proxies. It is also available to the public on the Internet at the SEC’s website at www.sec.gov or our website, www.nicoletbank.com/Investor_Relations.

The Company’s 2015 Annual Report to Shareholders, was mailed to shareholders of the Company on or about May 25, 2016. It does not form any part of the material for the solicitation of proxies. This proxy statement and the 2015 Annual Report to Shareholders are also available for viewing, printing, and downloading at www.nicoletbank.com.

Green Bay, Wisconsin

June 21, 2016

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Appendix A

NICOLET BANKSHARES, INC.

2011 LONG TERM INCENTIVE PLAN

(As amended and restated effective April 29, 2016)

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NICOLET BANKSHARES, INC.

2011 LONG-TERM INCENTIVE PLAN

(As amended and restated effective April 29, 2016)

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS		1

1.1	Definitions.	1

SECTION 2. THE LONG-TERM INCENTIVE PLAN		4

2.1	Purpose of the Plan.	4
2.2	Stock Subject to the Plan.	4
2.3	Administration of the Plan.	4
2.4	Eligibility and Limits.	4

SECTION 3. TERMS OF AWARDS		5

3.1	Terms and Conditions of All Awards.	5
3.2	Terms and Conditions of Options.	5
3.3	Terms and Conditions of Stock Appreciation Rights.	7
3.4	Terms and Conditions of Other Stock-Based Awards.	7
3.5	Terms and Conditions of Cash Performance Awards.	8
3.6	Treatment of Awards on Termination of Service.	8

SECTION 4. RESTRICTIONS ON STOCK		8

4.1	Escrow of Shares.	8
4.2	Restrictions on Transfer.	8

SECTION 5. GENERAL PROVISIONS		9

5.1	Withholding.	9
5.2	Changes in Capitalization; Merger; Liquidation.	9
5.3	Cash Awards.	10
5.4	Compliance with Code.	10
5.5	Right to Terminate Employment or Service.	10
5.6	Non-Alienation of Benefits.	10
5.7	Restrictions on Delivery and Sale of Shares; Legends.	10
5.8	Listing and Legal Compliance.	11
5.9	Termination and Amendment of the Plan.	11
5.10	Stockholder Approval.	11
5.11	Choice of Law.	11
5.12	Effective Date of Plan.	11

ii

NICOLET BANKSHARES, INC.

2011 LONG-TERM INCENTIVE PLAN

(As amended and restated effective April 29, 2016)

SECTION 1. DEFINITIONS

1.1         Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)          “Affiliate” means:

(1)         Any Subsidiary or Parent;

(2)         An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)         Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)          “Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c)          “Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(d)          “Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

(e)          “Board of Directors” means the board of directors of the Company.

(f)           “Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

(g)          “Code” means the Internal Revenue Code of 1986, as amended.

(h)          “Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee.

(i)           “Company” means Nicolet Bankshares, Inc., a bank holding company incorporated under the laws of Wisconsin.

(j)           “Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(k)         “Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(l)          “Fair Market Value” means the value of a share of Stock as of a date, determined as follows:

(1)         if the shares of Stock are readily tradable or reported on an established securities market, Fair Market Value of the Stock may be determined based upon the last sale before or the first sale after such date, the closing price on the trading day before or the trading day of such date, the arithmetic mean of the high and low prices on the trading day before or the trading day of such date, or any other reasonable method using actual transactions in the Stock as reported by such market or system; or

(2)         if the shares of Stock are not readily tradable or reported on an established securities market, Fair Market Value shall mean the fair market value of a share of Stock determined by the reasonable application of a reasonable valuation method, where such valuation method is based on the facts, circumstances, and all other available information that are material to the value of the Company as of the valuation date.

An “established securities market” includes a national securities exchange which is registered under section 6 of the Securities Exchange Act of 1934; a foreign national securities exchange which is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market. For purposes of Clause (1), Fair Market Value of a share of Stock also may be determined using an average selling price during a specified period that is within thirty (30) days before or thirty (30) days after the applicable determination date provided that the process under which the Award is granted irrevocably specifies the commitment to the grant with a price set using such an average selling price before the beginning of the specified period. For purposes of Clause (2), the use of a value previously calculated under a reasonable valuation method is not reasonable as of a later date if such calculation fails to reflect information available after the date of the calculation that may materially affect the value of the Company or if the value was calculated with respect to a date that is more than twelve (12) months earlier than the date for which the valuation is being used. For purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with any other applicable requirements of Code Section 409A. Notwithstanding anything to the contrary in this Section 1.1(l), for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(m)         “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(n)          “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(o)          “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(p)          “Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

(q)          “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

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(r)           “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(s)          “Participant” means an individual who receives an Award hereunder.

(t)           “Plan” means the Nicolet Bankshares, Inc. 2011 Long Term Incentive Plan.

(u)          “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)         in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2)         in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient either (A) upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (B) if, with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date is actually paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

(3)         in any case, as may otherwise be permitted under Code Section 409A.

(v)          “Stock” means the Company’s common stock.

(w)         “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(x)          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

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(y)          “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2. THE LONG-TERM INCENTIVE PLAN

2.1         Purpose of the Plan.  The Plan is intended to (a) provide incentives to certain officers, employees, and directors of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, and directors by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, and directors.

2.2         Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, One Million Five Hundred Thousand (1,500,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan.

2.3         Administration of the Plan.  The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, and directors of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

2.4         Eligibility and Limits.  Awards may be granted only to officers, employees, and directors of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).

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SECTION 3. TERMS OF AWARDS

3.1         Terms and Conditions of All Awards.

(a)          The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)          Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, performance goals, if any, that must be achieved as a condition to vesting or settlement of the Award. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

(c)          The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

(d)          Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

(e)          After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

3.2         Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)          Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

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(b)          Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

(c)          Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(i)          by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)         in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii)        by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)          Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)          Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided further, that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)           Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

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(g)          No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(h)          No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered, Stock, cash, or any other Award.

3.3         Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant.

(a)          Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)          Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)          No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.

3.4         Terms and Conditions of Other Stock-Based Awards. An Other Stock-Based Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of shares of Stock granted by the Committee, (ii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee or (iii) dividend equivalents on a specified or a determinable number, or a percentage or multiple of a specified number, of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the performance goals, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

(a)          Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)          Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part.

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3.5         Terms and Conditions of Cash Performance Awards. A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the performance goals, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a)          Payment. Payment in respect of Cash Performance Awards shall be made by the Company in cash.

(b)          Conditions to Payment. Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

3.6         Treatment of Awards on Termination of Service. Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4. RESTRICTIONS ON STOCK

4.1         Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program.  During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2         Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

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SECTION 5. GENERAL PROVISIONS

5.1         Withholding.  The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

5.2         Changes in Capitalization; Merger; Liquidation.

(a)          The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); and the Exercise Price of each outstanding Option and the threshold price of each outstanding Stock Appreciation Right, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)          In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement or Award Program), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)          Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)          The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

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5.3         Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

5.4         Compliance with Code.

(a)          Code Section 422.        All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b)          Code Section 409A.       Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.5         Right to Terminate Employment or Service.  Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, or director of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.6         Non-Alienation of Benefits.   Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7         Restrictions on Delivery and Sale of Shares; Legends.  Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

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5.8         Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9         Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. The Board of Directors shall consider that to preserve the Plan’s ability to grant Incentive Stock Options, stockholder approval is required for any amendment to the Plan that increases the number of shares of Stock available for the grant of Incentive Stock Options under the Plan, changes the employees (or class of employees) eligible to receive Incentive Stock Options under the Plan, or if the Plan is assumed in connection with a corporate transaction which results in a change in either the granting corporation or the stock available for purchase or grant under the Plan; provided, however, if the consolidation agreement fully describes the Plan and such agreement is approved by the stockholders, no further stockholder approval of the Plan shall be required. No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

5.10       Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the adoption of the Plan, as amended and restated, by the Board of Directors of the Company. If such approval is not obtained, the Plan, as in effect prior to this amendment and restatement, shall continue in effect but this amendment and restatement shall be rendered null and void.

5.11       Choice of Law.  The laws of the State of Wisconsin shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12       Effective Date of Plan.  The Plan, as amended and restated, is to become effective as of April 29, 2016, the date the Plan as so amended and restated was approved by the Board of Directors, subject to shareholder approval.

IN WITNESS WHEREOF, the undersigned has executed the Plan, as amended and restated, on behalf of the Company as of April 29, 2016.

NICOLET BANKSHARES, INC.

By:

Title:

11

Nicolet Bankshares, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 10, 2016.
Vote by Internet
• Go to www.investorvote.com/NCBS
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and FOR Proposal 3.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold	+
01 _____ Robert W. Agnew	☐	☐	02 _____ Robert B. Atwell	☐	☐	03 _____ Michael E. Daniels	☐	☐

04 _____ John N. Dykema	☐	☐	05 _____ Terrence R. Fulwiler	☐	☐	06 _____ Christopher J. Ghidorzi	☐	☐

07 _____ Thomas L. Herlache	☐	☐	08 _____ Louis J. “Rick” Jeanquart	☐	☐	09 _____ Donald J. Long, Jr.	☐	☐

10 _____ Susan L. Merkatoris	☐	☐	11 _____ William D. Murphy	☐	☐	12 _____ Randy J. Rose	☐	☐

						To cumulate votes for directors, check box at right and indicate percentage(s) for one or more desired nominees above.	☐
13 _____ Elyse Mollner Stackhouse	☐	☐	14 _____ Robert J. Weyers	☐	☐

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.

	For	Against	Abstain		For	Against	Abstain
2. Ratification of selection of the independent registered public accounting firm of Porter Keadle Moore, LLC to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2016.	☐	☐	☐	3. Approve an amendment to the Nicolet Bankshares, Inc. 2011 Long Term Incentive Plan to increase the number of shares authorized for issuance from 500,000 shares to 1,500,000.	☐	☐	☐

 B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

■	1 U P X	+

02E9NB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Nicolet Bankshares, Inc.	+

This proxy is solicited by the Board of Directors of Nicolet Bankshares, Inc. for the Annual Meeting of Shareholders to be held on Wednesday, August 10, 2016 at 5:00 p.m.

The undersigned hereby appoints Robert B. Atwell, Michael E. Daniels and Ann K. Lawson, or any of them, as Proxies each with the power to appoint his or her substitute, and hereby authorizes them or any of them to represent and to vote, as designated on the reverse side, all of the common stock of Nicolet Bankshares, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Shareholders to be held at 5:00 p.m. on August 10, 2016 at the Meyer Theatre, 117 South Washington Street, Green Bay, Wisconsin, and at any adjournments of the Annual Meeting, upon the proposal described in the accompanying Notice of Annual Meeting and Proxy Statement.

When this proxy is properly executed and not revoked, the shares it represents will be voted at the Annual Meeting in accordance with choices specified on the reverse side and in the discretion of the proxy holders on all other matters properly coming before the Annual Meeting. If no choice is specified, this proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3. The Board of Directors recommends a vote FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3.

(Be Sure to Complete Reverse Side)

PLEASE RETURN PROXY AS SOON AS POSSIBLE

 C   Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+